UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2023

Assurant, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-31978	39-1126612
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

260 Interstate North Circle SE
Atlanta, Georgia 30339
(770) 763-1000
(Address, including zip code, and telephone number, including area code, of Registrant's Principal Executive Offices)

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, $0.01 Par Value	AIZ	New York Stock Exchange
5.25% Subordinated Notes due 2061	AIZN	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

On June 22, 2023, Assurant, Inc. (the “Company”) announced that it has finalized its 2023 property catastrophe reinsurance program.

2023 Catastrophe Reinsurance Program Summary

The Company successfully placed nearly $1.3 billion in loss coverage within its main U.S. program, demonstrating the strength of its partnerships with over 40 reinsurers. In addition, the Company was able to mitigate price increases from the challenging reinsurance market through several key actions, including the exit of international business, optimizing product structures and the ongoing benefit of multiyear coverage. The 2023 catastrophe reinsurance program continues to address both severity and frequency, limiting the Company’s financial exposure and protecting over 3 million policyholders against severe weather and other hazards.

2023 U.S. Program Key Highlights

•The U.S. program provides approximately $1.28 billion of coverage(1) in excess of a $125 million retention for a first event; retention level drops to $100 million for a second and third event.
•Total program coverage now protects against a projected probable maximum loss (“PML”) of approximately a 1-in-225-year storm compared to a 1-in-174-year PML in 2022 as the Company was able to secure additional coverage at attractive terms, while the $125 million first event retention protects against a 1-in-5-year storm(2).
•When combined with the Florida Hurricane Catastrophe Fund, the U.S. program protects against gross Florida losses of up to approximately $1.58 billion, including additional coverage in 2023 from the Reinsurance to Assist Policyholders program created by the Florida Legislature(3).
•Layers 1 through 7 allow for one automatic reinstatement.
•2023 reinsurance premiums for the total program are estimated to be approximately $200 million pre-tax(4) based on current estimated exposure.
•Coverage was placed with more than 40 reinsurers that are all rated A- or better by A.M. Best.

(1)The 2023 catastrophe reinsurance program also includes coverage in the Caribbean of up to $55 million in excess of $5 million. Renewals are subject to changes in coverage amount, retention and cost.
(2)Probable maximum loss is projected based on estimated December 31, 2023 exposure and a blend of industry modeling tools. Actual losses may differ materially from projections.
(3) The risk retained by the Company after inuring recoveries from the Florida Hurricane Catastrophe Fund (“FHCF”) and Reinsurance to Assist Policyholders (“RAP”) program are applied to the main U.S. program retention. Once exhausted, there is no reinstatement of the FHCF or RAP coverage.
(4) Actual reinsurance premiums will vary if exposure changes significantly from estimates or if reinstatement premiums are required due to catastrophe events. Total pre-tax dollar amount includes Caribbean coverage.
(5) Retention level drops to $100 million for a second and third event.

Cautionary Statement

Some of the statements included in this Form 8-K may constitute forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained in this Form 8-K are based upon the Company’s historical performance and on current plans, estimates and expectations. The inclusion of this forward-looking information should not be regarded as a representation by the Company or any other person that the Company’s future plans, estimates or expectations will be achieved. Actual results may differ materially from those projected in the forward-looking statements. The Company undertakes no obligation to update or review any forward-looking statements, whether as a result of new information, future events or other developments. For additional information on factors that could affect the Company’s actual results, please refer to the factors identified in the reports that the Company files with the U.S. Securities and Exchange Commission, including the risk factors identified in the Company’s most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibit
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASSURANT, INC.

Date: June 22, 2023	By:	/s/ Jay Rosenblum
Jay Rosenblum
Executive Vice President, Chief Legal Officer